SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

TODHUNTER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL	33401
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TODHUNTER INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On March 15, 2005, Todhunter International, Inc. (the “Company”) issued a press release announcing that, at its Annual Shareholders’ Meeting on March 15, 2005, Thomas A. Valdes and Donald L. Kasun were re-elected to the Board to serve terms through the date of the 2008 Annual Shareholders’ Meeting.  In addition, at its Board of Directors Meeting on March 15, 2005, the Board re-appointed Leonard G. Rogers, Donald L. Kasun and Edward F. McDonnell as members of the Audit Committee and specifically determined that these directors were “independent” pursuant to applicable AMEX and SEC regulations and are qualified to continue to serve on the Audit Committee.

                A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01               Other Events.

                On March 15, 2005, the Company  issued a press release announcing that it received shareholder approval to change its name to Cruzan International, Inc.  The name change will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which is expected to occur within the next few weeks.  Once the name change is effective, it is anticipated that the Company will continue trading on the American Stock Exchange under the ticker symbol “RUM.”

                A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.

Not applicable.

	(b)	Pro Forma Financial Information.

Not applicable.

	(c)	Exhibits.

99.1 The Company’s Press Release, dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODHUNTER INTERNATIONAL, INC.

Date: March 17, 2005	By:	/s/ Ezra Shashoua
Ezra Shashoua
Executive Vice President and
Chief Financial Officer